UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2007
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On October 2, 2007, R.H. Donnelley Corporation, a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) with The Bank of New York, as trustee (the “Trustee”), relating to the issuance by the Company of $1,000,000,000 aggregate principal amount of 8.875% Series A-4 Senior Notes due 2017 (the “Notes”).
     A portion of the net proceeds from the sale of the Notes were contributed by the Company to R.H. Donnelley Inc. (“RHDI”), a wholly owned subsidiary of the Company, to fund (1) the repurchase of RHDI’s 10.875% senior subordinated notes due 2012 pursuant to RHDI’s previously announced tender offer and consent solicitation and (2) related fees and expenses. In the event that any RHDI senior subordinated notes remain outstanding after the completion of the tender offer and consent solicitation, RHDI intends to use the remaining funds from the contribution to redeem such notes pursuant to the terms of the indenture governing the RHDI senior subordinated notes. December 15, 2007 is the first date upon which such redemption may occur pursuant to the terms of that indenture. This statement shall not constitute a notice of redemption under that indenture, and such notice, if made, will only be made in accordance with the applicable provisions of that indenture. The Company also used a portion of the net proceeds from the sale of the Notes to repay the term loans outstanding under the Company’s credit agreement. In addition, the Company may use any remaining proceeds from the sale of the Notes for general corporate purposes.
     The Notes were sold on October 2, 2007 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The Notes bear interest at 8.875% per annum that will be payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2008. The Notes will mature on October 15, 2017.
     The Notes are unsecured senior obligations of the Company, senior in right of payment to all future senior subordinated and subordinated indebtedness of the Company, effectively subordinated in right of payment to all of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt, and structurally subordinated to all existing and future liabilities (including trade payables) of the existing and future subsidiaries of the Company.
     The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that limit the Company’s ability and the ability of the Company’s Restricted Subsidiaries (as defined in the Indenture), among other things, to incur additional debt, pay dividends on or redeem or repurchase capital stock, make certain investments, enter into transactions with affiliates, expand into unrelated businesses, create liens, sell assets or merge with or into other companies and designate subsidiaries as Unrestricted Subsidiaries (as defined in the Indenture).

     Upon the occurrence of a “Change of Control” (as defined in the Indenture), the holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount, together with any accrued and unpaid interest to the date of purchase. Certain asset dispositions will be triggering events that may require the Company to use the proceeds from those asset dispositions to make an offer to purchase the Notes at 100% of their principal amount, together with any accrued and unpaid interest to the date of purchase, if such proceeds are not otherwise used within 365 days to repay indebtedness (with a corresponding permanent reduction in commitment, if applicable) or to invest in capital assets related to the Company’s business or capital stock of a Restricted Subsidiary.
     The Company may redeem some or all of the Notes at any time prior to October 15, 2012 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a make whole premium as described in the Indenture. On or after October 15, 2012, the Company may redeem some or all of the Notes at redemption prices of 104.438%, 102.958% and 101.479% of the principal amount thereof, if the redemption occurs during the 12-month periods beginning October 15 of the years 2012, 2013 and 2014, respectively, and at a redemption price of 100% of the principal amount thereof on and after October 15, 2015 in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, subject to certain conditions, the Company may redeem up to 40% of the aggregate principal amount of the Notes at any time prior to October 15, 2010, with the proceeds of certain equity offerings of the Company, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date.
     The Indenture is subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency and certain judgment defaults.
     If an event of default with respect to the Notes (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare to be immediately due and payable the principal amount of the Notes then outstanding, plus any accrued and unpaid interest to the date of acceleration, by written notice to the Company and the Trustee. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on part of the Trustee or the holders of the Notes. After any such declaration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.
     The foregoing description of the Indenture and the Notes does not purport to be complete and are qualified in its entirety by reference to the full text of the Indenture and the Form of the Note, which are filed as Exhibits 4.1 and 4.2 hereto.

Registration Rights Agreement
     In connection with the issuance of the Notes, the Company also entered into a registration rights agreement, dated October 2, 2007 (the “Registration Rights Agreement”), by and between the Company and the initial purchasers identified therein.
     Under the Registration Rights Agreement , the Company agreed, among other things, to (i) file a registration statement with the Securities and Exchange Commission (the “SEC”) for the Notes within 210 days after October 2, 2007 enabling the holders of the Notes to exchange the privately placed Notes for publicly registered Notes with substantially identical terms (except for terms concerning additional interest and transfer restrictions), (ii) use all reasonable commercial efforts to cause such registration statement relating to the Notes to become effective within 270 days after October 2, 2007 and (iii) use all reasonable commercial efforts to consummate the offer to exchange the Notes within 300 days after October 2, 2007.
     Alternatively, under certain circumstances, the Company has agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes.
     If the Company does not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company will be required to pay additional interest in an amount equal to a per annum rate of 0.25% on the principal amount of the Notes for the first 90 days following the applicable registration default. Thereafter, the amount of interest will increase by an additional per annum rate of 0.25% on the principal amount of the Notes for each subsequent 90-day period until all applicable registration defaults have been cured, up to a maximum amount of additional interest for all applicable registration defaults of 1.00% per annum on the principal amount of the Notes.
     The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
General
     Certain of the initial purchasers and their affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for the Company and its affiliates from time to time for which they have received customary compensation, and may do so in the future. Affiliates of some of the initial purchasers are also lenders and agents under certain of the senior secured credit facilities of R.H. Donnelley Inc., Dex Media East LLC and Dex Media West LLC, the Company’s direct and indirect wholly owned subsidiaries. Certain of the initial purchasers and/or their affiliates held and/or may continue to hold RHDI’s senior subordinated notes, which RHDI has repurchased or may yet repurchased in its previously announced tender offer and consent solicitation or later redeem. As described above, the Company contributed a portion of the proceeds from the offering of the Notes to RHDI to fund the repurchase or later redemption of RHDI’s senior subordinated notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Notes is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

4.1	Indenture, dated October 2, 2007, between R.H. Donnelly Corporation and The Bank of New York, as trustee, relating to the issuance of $1,000,000,000 billion aggregate principal amount 8.875% Series A-4 Senior Notes due 2017.

4.2	Form of 8.875% Series A-4 Senior Note due 2017, included in Exhibit 4.1.

10.1	Registration Rights Agreement, dated October 2, 2007, by and between R.H. Donnelley Corporation and the initial purchasers identified therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION
By:	/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel & Corporate Secretary

Date: October 5, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Indenture, dated October 2, 2007, between R.H. Donnelly Corporation and The Bank of New York, as trustee, relating to the issuance of $1,000,000,000 billion aggregate principal amount 8.875% Series A-4 Senior Notes due 2017.

4.2	Form of 8.875% Series A-4 Senior Note due 2017, included in Exhibit 4.1.

10.1	Registration Rights Agreement, dated October 2, 2007, by and between R.H. Donnelley Corporation and the initial purchasers identified therein.